Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-111940) of DST Systems, Inc. of our report dated July 10, 2009, relating to the financial statements of DST Systems, Inc. 401(k) Profit Sharing Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

July 10, 2009